Exhibit 99

C R O S S®	News Release
Company Contact: Kevin F. Mahoney Senior Vice President, Finance and Chief Financial Officer 401-335-8470	Investor Relations: Dave Mossberg Three Part Advisors, LLC 817-310-0051

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY REPORTS STRONG 2010 FOURTH QUARTER
AND FULL YEAR FINANCIAL RESULTS WITH BOTH OPERATING
SEGMENTS REPORTING GROWTH IN REVENUE AND EARNINGS

•	2010 EPS $0.50 versus 2009 EPS $0.13
•	2010 Operating Cash Flow of $12.7 Million
•	Optical segment sales increase 19% for the year
•	2011 EPS Guidance of Between $0.56 and $0.60 per share

Lincoln, RI – February 23, 2011 – A.T. Cross Company (NASDAQ: ATX) today announced financial results for the fourth quarter and full year ended January 1, 2011.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, “2010 was an outstanding year for A.T. Cross.  Throughout the economic downturn, in anticipation of an economic recovery, we continued to invest in our business and put in place aggressive plans to grow revenue and profit.  In 2010, as the economy improved, our plans came to fruition and our shareholders were rewarded.  The Cross Optical Group delivered a powerful all around performance and the Cross Accessory Division increased operating profit by $5.8 million.  From this position and with our strong balance sheet, we expect to continue to generate profitable growth during 2011.”

Fourth Quarter 2010 Results

Consolidated sales for the fourth quarter of 2010 increased by 11.5% to $44.0 million compared to $39.5 million in the fourth quarter of 2009.  The Cross Accessory Division (CAD) recorded revenue of $32.6 million, an increase of 8.2% compared to last year.  The Cross Optical segment reported fourth quarter sales of $11.4 million, a 22.2% increase compared to last year.

Gross margin in the fourth quarter was 55.2% compared to 54.7% in last year’s fourth quarter.

Operating expenses, excluding restructuring charges, were $21.7 million, or 49.2% of sales, in the fourth quarter of 2010 compared to $19.1 million, or 48.3% of sales, in the fourth quarter of 2009.

Net income in the fourth quarter was $1.9 million, $0.16 per basic and $0.15 per diluted share, compared to net income of $1.2 million, $0.09 per basic and diluted share, last year.  Included in the fourth quarter of 2009 are pretax restructuring charges of $0.8 million.

Full Year 2010 Results

Consolidated sales in 2010 increased 11.7% to $158.3 million compared to $141.8 million in 2009.  Cross Accessory Division revenue was $97.8 million, up 7.6% from prior year.  The Cross Optical segment reported a sales increase of 19.0% to $60.5 million.

Gross margin in 2010 was 55.9% compared to 54.1% in 2009.

Operating expenses, excluding restructuring charges, were $79.2 million, or 50.0% of sales, in 2010 compared to $73.6 million or 51.9% of sales in 2009.

For 2010, net income was $6.4 million, $0.50 per basic and $0.49 per diluted share, compared to $1.9 million, $0.13 per basic and diluted share, in 2009.  Included in 2009 results are pretax restructuring charges of $1.9 million.

Guidance

The Company expects 2011 earnings per share to be between $0.56 and $0.60.

Conference Call

The Company’s management will host a conference call today, February 23, 2011 at 4:30 PM Eastern Time.  Parties interested in participating in the conference call may dial-in at (877) 303-2912, while international callers may dial-in at (408) 427-3877.  The conference call will be webcast and can be accessed at www.cross.com.  A replay of the webcast will be archived on the Company’s website for 60 days.

About A.T. Cross Company
Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. A.T. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa and Native Eyewear premium sports sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa website at www.costadelmar.com and the Native website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expectation of profitable growth in 2011).  In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, including but not limited to whether the previous investments in the business will result in the expected growth in sales and whether expenses can be maintained as forecast, and are not guarantees since there are inherent difficulties in predicting future results.  Actual results could differ materially from those expressed or implied in the forward-looking statements.  The information contained in this document is as of February 23, 2011.  The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.  Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

(Tables to follow)

A. T. CROSS COMPANY
CONSOLIDATED SUMMARY OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010

Net sales	$44,035	$39,489	$158,312	$141,764
Cost of goods sold	19,729	17,874	69,836	65,046
Gross Profit	24,306	21,615	88,476	76,718

Selling, general and administrative expenses	18,783	16,425	68,836	63,978
Service and distribution costs	2,158	1,760	7,524	6,763
Research and development expenses	744	877	2,811	2,817
Restructuring charges	(19)	811	(19)	1,860
Operating Income	2,640	1,742	9,324	1,300
Interest and other expense	(367)	(564)	(1,220)	(930)
Income Before Income Taxes	2,273	1,178	8,104	370
Income tax provision (benefit)	418	(65)	1,731	(1,485)
Net Income	$1,855	$1,243	$6,373	$1,855

Net Income per Share:
Basic	$0.16	$0.09	$0.50	$0.13
Diluted	$0.15	$0.09	$0.49	$0.13

Weighted Average Shares Outstanding:
Basic	11,957	14,400	12,686	14,772
Diluted	12,602	14,455	13,065	14,782

	Three Months Ended		Twelve Months Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Segment Data: Cross Accessory Division
Net sales	$32,585	$30,119	$97,776	$90,892
Operating Income (Loss)	2,023	1,594	1,071	(4,756)

Segment Data: Cross Optical Group
Net sales	$11,450	$9,370	$60,536	$50,872
Operating Income	617	148	8,253	6,056

A. T. CROSS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	January 1, 2011	January 2, 2010

Assets
Cash and cash equivalents	$16,650	$10,443
Short-term investments	2,514	7,217
Accounts receivable	29,562	29,546
Inventories	31,320	25,329
Deferred income taxes	5,590	5,092
Other current assets	5,469	5,895
Total Current Assets	91,105	83,522

Property, plant and equipment, net	15,082	15,953
Goodwill	15,279	15,279
Intangibles and other assets	11,842	11,887
Deferred income taxes	11,318	11,778

Total Assets	$144,626	$138,419

Liabilities and Shareholders’ Equity
Accounts payable and other current liabilities	$27,375	$23,636
Retirement plan obligations	2,437	2,378
Income taxes payable	2,006	577
Total Current Liabilities	31,818	26,591

Long-term debt	19,221	19,721
Retirement plan obligations	16,274	14,726
Deferred gain on sale of real estate	2,737	3,259
Other long-term liabilities	687	1,231
Accrued warranty costs	1,424	1,441
Shareholders' equity	72,465	71,450

Total Liabilities and Shareholders' Equity	$144,626	$138,419

For information at A. T. Cross contact:
Kevin F. Mahoney
Senior Vice President, Finance and Chief Financial Officer
(401) 335-8470
kmahoney@cross.com